Exhibit 99.1

NEWS RELEASE

Contacts:

Erika Winkels	Ryan Weispfenning
Public Relations	Investor Relations
+1-763-526-8478	+1-763-505-4626

FOR IMMEDIATE RELEASE

Medtronic reports third quarter
fiscal 2025 financial results

Delivering durable revenue growth with strong earnings power; strength in Pulsed Field Ablation, Pacing, Structural Heart, Diabetes, and Neuromodulation

GALWAY, Ireland – Feb. 18, 2025 – Medtronic plc (NYSE: MDT) today announced financial results for its third quarter (Q3) of fiscal year 2025 (FY25), which ended January 24, 2025.

Key Highlights
•Revenue of $8.3 billion increased 2.5% as reported and 4.1% organic
•GAAP diluted EPS of $1.01 increased 2%; non-GAAP diluted EPS of
    $1.39 increased 7%
•Company reiterates full year revenue and EPS guidance
•Cardiac Ablation Solutions revenue increased low-20s on strength of pulsed field ablation (PFA) products

•U.S. Centers for Medicare and Medicaid (CMS) announced coverage for Renal Denervation for the treatment of Hypertension expected to become final on or before October 11, 2025

Financial Results
Medtronic reported Q3 worldwide revenue of $8.292 billion, an increase of 2.5% as reported and 4.1% on an organic basis. Organic revenue growth comparison excludes:
•Other revenue of $32 million in the current year and $53 million in the prior year; and
•Foreign currency translation of -$103 million on the remaining segments.

As reported, Q3 GAAP net income and diluted earnings per share (EPS) were $1.294 billion and $1.01, respectively, representing a decrease of 2% and an increase of 2%, respectively. As detailed in the financial schedules included at the end of this release, Q3 non-GAAP net income and non-GAAP diluted EPS were $1.787 billion and $1.39, respectively, representing increases of 3% and 7%, respectively.

“We delivered strong earnings this quarter, with significant improvements in both our gross margin and operating margin on the back of our ninth quarter in a row of mid-single digit organic revenue growth,” said Geoff Martha, Medtronic chairman and chief executive officer. “We are starting to see the results from our long term investments in groundbreaking innovation, such as pulsed field ablation, to drive growth in some of the most attractive markets in MedTech.”

Cardiovascular Portfolio
The Cardiovascular Portfolio includes the Cardiac Rhythm & Heart Failure (CRHF), Structural Heart & Aortic (SHA), and Coronary & Peripheral Vascular (CPV) divisions. Revenue of $3.037 billion increased 3.7% as reported and 5.0% organic, with mid-single digit increases in CRHF and SH&A, and a low-single digit increase in CPV, all on an organic basis.

•CRHF results included mid-single digit growth in Cardiac Rhythm Management, driven by low-double digit growth in Cardiac Pacing Therapies, including mid-20s growth in Micra™ transcatheter pacing systems; Cardiac Ablation Solutions achieved low-20s growth on rapid adoption of the PulseSelect™ and Affera™ Sphere-9™ PFA systems
•SHA results driven by high-single digit Structural Heart growth, excluding congenital, on the continued strength of the Evolut™ FX+ TAVR system, and high-single digit growth in Cardiac Surgery
•CPV growth driven by high-single digit growth in balloons and mid-single digit growth in guide catheters and drug-coated balloons
•Recent U.S. FDA approval for additional pulsed field ablation manufacturing site in Galway; immediately boosts Affera™ supply
•Expanded U.S. presence in fast-growing carotid market with exclusive Contego Medical distribution agreement; includes recently FDA approved carotid stenting system and option to acquire; Contego Medical running clinical trial on next-generation transcarotid artery revascularization (TCAR) system
•Announced CMS opened a National Coverage Analysis (NCA) on Renal Denervation for the treatment of hypertension, with coverage expected to become final on or before October 11, 2025

Neuroscience Portfolio
The Neuroscience Portfolio includes the Cranial & Spinal Technologies (CST), Specialty Therapies, and Neuromodulation divisions. Revenue of $2.458 billion increased 4.4% as reported and 5.2% organic, with a low-double digit increase in Neuromodulation, mid-single digit increase in CST, and low-single digit increase in Specialty Therapies, all on an organic basis.
•CST driven by high-single digit Neurosurgery growth on continued adoption of the AiBLE™ ecosystem of enabling technology; CST in the U.S. grew high-single digits, winning share
•Specialty Therapies results driven by mid-single digit growth in Pelvic Health on continued adoption of the InterStim X™ system; ENT grew low-single digits on strength in PTeye™ capital and disposables; Neurovascular, excluding China, grew mid-single digit with strength in flow diversion
•Neuromodulation above market performance driven by low-double digit Pain Stim growth, including high-teens U.S. growth, on the continued launch of the Inceptiv™ spinal cord stimulator; Brain Modulation grew mid-teens globally and mid-twenties in the U.S. on the continued launch of the Percept™ RC deep brain stimulator (DBS) with BrainSense™ technology
•Received CE Mark for BrainSense™ Adaptive Deep Brain Stimulation (aDBS), a real-time closed-loop system

Medical Surgical Portfolio
The Medical Surgical Portfolio includes the Surgical & Endoscopy (SE) and the Acute Care & Monitoring (ACM) divisions. Revenue of $2.072 billion decreased 1.9% as reported and decreased 0.4% organic, with flat organic result in SE and low-single digit organic decline in ACM.
•SE results were affected by ongoing stapling segment pressures and a transient change in U.S. distributor buying patterns, partially offset by high-single digit growth in Emerging Markets and high-single digit growth in Advanced Energy on continued adoption of LigaSure™ vessel sealing technology
•ACM performance included high-single digit declines in Nellcor™ blood oxygen management products on a 30% year-over-year market decline in U.S. respiratory-related hospitalizations in the quarter; this was partially offset by high-single digit growth in Perioperative Complications

Diabetes
Revenue of $694 million increased 8.4% as reported and 10.4% organic.
•U.S. revenue grew mid-single digits on the continued adoption of the MiniMed™ 780G automated insulin delivery (AID) system, with an increase in the MiniMed™ 780G installed base and strong CGM attachment rates
•International revenue grew low-double digits on increasing CGM attachment as users upgrade to the Simplera Sync™ sensor

Guidance
Medtronic today reiterated its revenue growth and EPS guidance for FY25.

The company continues to expect FY25 organic revenue growth in the range of 4.75% to 5%. The organic revenue growth guidance excludes the impact of foreign currency and revenue reported as Other. Including Other revenue and the impact of foreign currency exchange, if recent foreign currency exchange rates hold, FY25 revenue growth would be in the range of 3.4% to 3.8%.

The company continues to expect FY25 diluted non-GAAP EPS in the range of $5.44 to $5.50. This includes an estimated -5% impact from foreign currency exchange based on recent rates. The company’s guidance represents FY25 diluted non-GAAP EPS growth in the range of 4.6% to 5.8%.

“EPS came in above the high end of our guidance range. We were pleased with the operational performance of the business this quarter, turning mid-single digit organic growth into leveraged earnings, highlighted by healthy gross margin improvement,” said Gary Corona, Medtronic interim chief financial officer. “Looking ahead, our restored earnings power continues. We will accelerate both top and bottom line growth in Q4, resulting in high-single digit adjusted EPS growth in the back half of our fiscal year.”

Video Webcast Information
Medtronic will host a video webcast today, February 18, at 8:00 a.m. EST (7:00 a.m. CST) to provide information about its businesses for the public, investors, analysts, and news media. This webcast can be accessed by clicking on the Events icon at investorrelations.medtronic.com, and this earnings release will be archived at news.medtronic.com. Within 24 hours of the webcast, a replay of the webcast and transcript of the company’s prepared remarks will be available by clicking on the Events icon at investorrelations.medtronic.com.

Medtronic plans to report its FY25 fourth quarter results on Wednesday, May 21, 2025. For fiscal year 2026, Medtronic plans to report its first, second, third, and fourth quarter results on Tuesday, August 19, 2025, November 18, 2025, February 17, 2026, and Wednesday, May 20, 2026, respectively. Confirmation and additional details will be provided closer to the specific event.

Financial Schedules and Earnings Presentation
The third quarter financial schedules and non-GAAP reconciliations can be viewed by clicking on the Investor Events link at investorrelations.medtronic.com.

About Medtronic
Bold thinking. Bolder actions. We are Medtronic. Medtronic plc, headquartered in Galway, Ireland, is the leading global healthcare technology company that boldly attacks the most challenging health problems facing humanity by searching out and finding solutions. Our Mission — to alleviate pain, restore health, and extend life — unites a global team of 95,000+ passionate people across more than 150 countries. Our technologies and therapies treat 70 health conditions and include cardiac devices, surgical robotics, insulin pumps, surgical tools, patient monitoring systems, and more. Powered by our diverse knowledge, insatiable curiosity, and desire to help all those who need it, we deliver innovative technologies that transform the lives of two people every second, every hour, every day. Expect more from us as we empower insight-driven care, experiences that put people first, and better outcomes for our world. In everything we do, we are engineering the extraordinary. For more information on Medtronic (NYSE: MDT), visit www.Medtronic.com and follow on LinkedIn.

FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties, including risks related to competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of medical products, government regulation, geopolitical conflicts, changing global trade policies, general economic conditions, and other risks and uncertainties described in the company’s periodic reports on file with the U.S. Securities and Exchange Commission including the most recent Annual Report on Form 10-K of the company. In some cases, you can identify these statements by forward-looking words or expressions, such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “looking ahead,” “may,” “plan,” “possible,” “potential,” “project,” “should,” “going to,” “will,” and similar words or expressions, the negative or plural of such words or expressions and other comparable terminology. Actual results may differ materially from anticipated results. Medtronic does not undertake to update its forward-looking statements or any of the information contained in this press release, including to reflect future events or circumstances.

NON-GAAP FINANCIAL MEASURES
This press release contains financial measures, including adjusted net income, adjusted diluted EPS, and organic revenue, which are considered “non-GAAP” financial measures under applicable SEC rules and regulations. References to quarterly or annual figures increasing, decreasing or remaining flat are in comparison to fiscal year 2024, and references to sequential changes are in comparison to the prior fiscal quarter.

Medtronic management believes that non-GAAP financial measures provide information useful to investors in understanding the company’s underlying operational performance and trends and to facilitate comparisons with the performance of other companies in the med tech industry. Non-GAAP net income and diluted EPS exclude the effect of certain charges or gains that contribute to or reduce earnings but that result from transactions or events that management believes may or may not recur with similar materiality or impact to operations in future periods (Non-GAAP Adjustments). Medtronic generally uses non-GAAP financial measures to facilitate management’s review of the operational performance of the company and as a basis for strategic planning. Non-GAAP financial measures should be considered supplemental to and not a substitute for financial information prepared in accordance with U.S. generally accepted accounting principles (GAAP), and investors are cautioned that Medtronic may calculate non-GAAP financial measures in a way that is different from other companies. Management strongly encourages investors to review the company’s consolidated financial statements and publicly filed reports in their entirety. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the financial schedules accompanying this press release.

Medtronic calculates forward-looking non-GAAP financial measures based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. For instance, forward-looking organic revenue growth guidance excludes the impact of foreign currency fluctuations, as well as significant acquisitions or divestitures. Forward-looking diluted non-GAAP EPS guidance also excludes other potential charges or gains that would be recorded as Non-GAAP Adjustments to earnings during the fiscal year. Medtronic does not attempt to provide reconciliations of forward-looking non-GAAP EPS guidance to projected GAAP EPS guidance because the combined impact and timing of recognition of these potential charges or gains is inherently uncertain and difficult to predict and is unavailable without unreasonable efforts. In addition, the company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of financial performance.

-end-

MEDTRONIC PLC
WORLD WIDE REVENUE(1)
(Unaudited)

	THIRD QUARTER							YEAR-TO-DATE
	REPORTED				ORGANIC			REPORTED				ORGANIC
(in millions)	FY25	FY24	Growth	Currency Impact(3)	Adjusted FY25(4)	Adjusted FY24(4)	Growth	FY25	FY24	Growth	Currency Impact(3)	Adjusted FY25(5)	Adjusted FY24(5)	Growth
Cardiovascular	$3,037	$2,929	3.7%	$(38)	$3,075	$2,929	5.0%	$9,145	$8,702	5.1%	$(62)	$9,207	$8,702	5.8%
Cardiac Rhythm & Heart Failure	1,545	1,470	5.1	(18)	1,563	1,470	6.3	4,659	4,408	5.7	(26)	4,684	4,408	6.3
Structural Heart & Aortic	874	843	3.7	(13)	887	843	5.2	2,610	2,475	5.4	(21)	2,631	2,475	6.3
Coronary & Peripheral Vascular	618	616	0.3	(8)	626	616	1.6	1,876	1,818	3.2	(15)	1,891	1,818	4.0
Neuroscience	2,458	2,355	4.4	(21)	2,478	2,355	5.2	7,226	6,861	5.3	(29)	7,255	6,861	5.7
Cranial & Spinal Technologies	1,250	1,204	3.8	(9)	1,259	1,204	4.6	3,632	3,465	4.8	(15)	3,646	3,465	5.2
Specialty Therapies	732	726	0.8	(8)	740	726	1.9	2,181	2,126	2.6	(10)	2,191	2,126	3.1
Neuromodulation	476	425	12.0	(4)	480	425	12.9	1,413	1,270	11.2	(5)	1,417	1,270	11.6
Medical Surgical	2,072	2,112	(1.9)	(32)	2,104	2,112	(0.4)	6,196	6,219	(0.4)	(50)	6,246	6,219	0.4
Surgical & Endoscopy	1,596	1,616	(1.2)	(26)	1,622	1,616	0.4	4,790	4,803	(0.3)	(40)	4,829	4,803	0.5
Acute Care & Monitoring	476	495	(3.9)	(5)	481	495	(2.8)	1,406	1,416	(0.7)	(10)	1,417	1,416	—
Diabetes	694	640	8.4	(12)	706	640	10.4	2,027	1,829	10.8	(8)	2,035	1,829	11.3
Total Reportable Segments	8,260	8,035	2.8	(103)	8,363	8,035	4.1	24,593	23,610	4.2	(149)	24,742	23,610	4.8
Other(2)	32	53	(41.1)	(1)	—	—	—	17	164	(89.9)	(3)	—	—	—
TOTAL	$8,292	$8,089	2.5%	$(104)	$8,363	$8,035	4.1%	$24,610	$23,775	3.5%	$(152)	$24,742	$23,610	4.8%

(1)The data in this schedule has been intentionally rounded to the nearest million and, therefore, may not sum. Percentages have been calculated using actual, non-rounded figures and, therefore, may not recalculate precisely.
(2)Includes historical operations and ongoing transition agreements from businesses the Company has exited or divested, and specifically for the three months ended July 26, 2024, impacting year-to-date figures, $90 million of incremental Italian payback accruals resulting from the two July 22, 2024 rulings by the Constitutional Court of Italy relating to certain prior years since 2015.
(3)The currency impact to revenue measures the change in revenue between current and prior year periods using constant exchange rates.
(4)The three months ended January 24, 2025 excludes $71 million of revenue adjustments related to $32 million of inorganic revenue for the transition activity noted in (2) and $103 million of unfavorable currency impact on the remaining segments. The three months ended January 26, 2024 excludes $53 million of inorganic revenue related to the transition activity noted in (2).
(5)The nine months ended January 24, 2025 excludes $132 million of revenue adjustments related to $90 million of incremental Italian payback accruals further described in note (2), $106 million of inorganic revenue related to the transition activity noted in (2), and $149 million of unfavorable currency impact on the remaining segments. The nine months ended January 26, 2024 excludes $164 million of inorganic revenue related to the transition activity noted in (2).

MEDTRONIC PLC
U.S. REVENUE(1)(2)
(Unaudited)

	THIRD QUARTER						YEAR-TO-DATE
	REPORTED			ORGANIC			REPORTED			ORGANIC
(in millions)	FY25	FY24	Growth	Adjusted FY25	Adjusted FY24	Growth	FY25	FY24	Growth	Adjusted FY25	Adjusted FY24	Growth
Cardiovascular	$1,405	$1,373	2.4%	$1,405	$1,373	2.4%	$4,242	$4,149	2.2%	$4,242	$4,149	2.2%
Cardiac Rhythm & Heart Failure	775	745	4.1	775	745	4.1	2,309	2,247	2.8	2,309	2,247	2.8
Structural Heart & Aortic	372	363	2.6	372	363	2.6	1,129	1,087	3.9	1,129	1,087	3.9
Coronary & Peripheral Vascular	258	265	(2.8)	258	265	(2.8)	804	816	(1.4)	804	816	(1.4)
Neuroscience	1,689	1,556	8.5	1,689	1,556	8.5	4,931	4,614	6.9	4,931	4,614	6.9
Cranial & Spinal Technologies	943	875	7.8	943	875	7.8	2,724	2,560	6.4	2,724	2,560	6.4
Specialty Therapies	419	407	3.0	419	407	3.0	1,235	1,202	2.7	1,235	1,202	2.7
Neuromodulation	327	275	19.0	327	275	19.0	972	852	14.1	972	852	14.1
Medical Surgical	893	947	(5.8)	893	947	(5.8)	2,718	2,763	(1.6)	2,718	2,763	(1.6)
Surgical & Endoscopy	623	663	(6.1)	623	663	(6.1)	1,928	1,971	(2.2)	1,928	1,971	(2.2)
Acute Care & Monitoring	269	284	(5.1)	269	284	(5.1)	790	792	(0.2)	790	792	(0.2)
Diabetes	236	224	5.6	236	224	5.6	683	629	8.7	683	629	8.7
Total Reportable Segments	4,223	4,100	3.0	4,223	4,100	3.0	12,573	12,154	3.4	12,573	12,154	3.4
Other(3)	15	20	(26.4)	—	—	—	51	65	(21.3)	—	—	—
TOTAL	$4,237	$4,120	2.8%	$4,223	$4,100	3.0%	$12,624	$12,219	3.3%	$12,573	$12,154	3.4%

(1)U.S. includes the United States and U.S. territories.
(2)The data in this schedule has been intentionally rounded to the nearest million and, therefore, may not sum. Percentages have been calculated using actual, non-rounded figures and, therefore, may not recalculate precisely.
(3)Includes historical operations and ongoing transition agreements from businesses the Company has exited or divested.

MEDTRONIC PLC
INTERNATIONAL REVENUE(1)
(Unaudited)

	THIRD QUARTER							YEAR-TO-DATE
	REPORTED				ORGANIC			REPORTED				ORGANIC
(in millions)	FY25	FY24	Growth	Currency Impact(3)	Adjusted FY25(4)	Adjusted FY24(4)	Growth	FY25	FY24	Growth	Currency Impact(3)	Adjusted FY25(5)	Adjusted FY24(5)	Growth
Cardiovascular	$1,632	$1,556	4.9%	$(38)	$1,670	$1,556	7.3%	$4,904	$4,552	7.7%	$(62)	$4,966	$4,552	9.1%
Cardiac Rhythm & Heart Failure	770	726	6.1	(18)	788	726	8.6	2,350	2,161	8.7	(26)	2,376	2,161	9.9
Structural Heart & Aortic	502	480	4.6	(13)	515	480	7.2	1,482	1,389	6.7	(21)	1,503	1,389	8.2
Coronary & Peripheral Vascular	360	350	2.6	(8)	368	350	4.9	1,072	1,002	7.0	(15)	1,087	1,002	8.5
Neuroscience	769	799	(3.7)	(21)	790	799	(1.1)	2,295	2,248	2.1	(29)	2,324	2,248	3.4
Cranial & Spinal Technologies	307	329	(6.7)	(9)	316	329	(3.9)	907	905	0.3	(15)	922	905	1.9
Specialty Therapies	313	319	(2.0)	(8)	321	319	0.4	947	924	2.4	(10)	957	924	3.5
Neuromodulation	149	150	(0.7)	(4)	153	150	1.8	441	419	5.4	(5)	446	419	6.5
Medical Surgical	1,180	1,164	1.3	(32)	1,211	1,164	4.0	3,478	3,456	0.6	(50)	3,528	3,456	2.1
Surgical & Endoscopy	973	953	2.1	(26)	999	953	4.9	2,862	2,832	1.1	(40)	2,902	2,832	2.5
Acute Care & Monitoring	206	211	(2.3)	(5)	212	211	0.2	616	624	(1.4)	(10)	626	624	0.3
Diabetes	457	416	9.9	(12)	470	416	12.9	1,344	1,200	12.0	(8)	1,351	1,200	12.6
Total Reportable Segments	4,038	3,935	2.6	(103)	4,141	3,935	5.2	12,020	11,456	4.9	(149)	12,169	11,456	6.2
Other(2)	17	34	(49.8)	(1)	—	—	—	(35)	99	(134.8)	(3)	—	—	—
TOTAL	$4,055	$3,968	2.2%	$(104)	$4,141	$3,935	5.2%	$11,986	$11,555	3.7%	$(152)	$12,169	$11,456	6.2%

(1)The data in this schedule has been intentionally rounded to the nearest million and, therefore, may not sum. Percentages have been calculated using actual, non-rounded figures and, therefore, may not recalculate precisely.
(2)Includes historical operations and ongoing transition agreements from businesses the Company has exited or divested, and specifically for the three months ended July 26, 2024, impacting year-to-date figures, $90 million of incremental Italian payback accruals resulting from the two July 22, 2024 rulings by the Constitutional Court of Italy relating to certain prior years since 2015.
(3)The currency impact to revenue measures the change in revenue between current and prior year periods using constant exchange rates.
(4)The three months ended January 24, 2025 excludes $86 million of revenue adjustments related to $17 million of inorganic revenue for the transition activity noted in (2), and $103 million of unfavorable currency impact on the remaining segments. The three months ended January 26, 2024 excludes $34 million of inorganic revenue related to the transition activity noted in (2).
(5)The nine months ended January 24, 2025 excludes $183 million of revenue adjustments related to $90 million of incremental Italian payback accruals further described in note (2), $55 million of inorganic revenue related to the transition activity noted in (2), and $149 million of unfavorable currency impact on the remaining segments. The nine months ended January 26, 2024 excludes $99 million of inorganic revenue related to the transition activity noted in (2).

MEDTRONIC PLC
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three months ended		Nine months ended
(in millions, except per share data)	January 24, 2025	January 26, 2024	January 24, 2025	January 26, 2024
Net sales	$8,292	$8,089	$24,610	$23,775
Costs and expenses:
Cost of products sold, excluding amortization of intangible assets	2,779	2,782	8,485	8,172
Research and development expense	675	695	2,048	2,060
Selling, general, and administrative expense	2,717	2,673	8,129	7,971
Amortization of intangible assets	416	419	1,243	1,274
Restructuring charges, net	43	20	120	114
Certain litigation charges, net	22	—	104	105
Other operating (income) expense, net	(5)	17	(38)	(13)
Operating profit	1,646	1,483	4,519	4,091
Other non-operating income, net	(72)	(177)	(403)	(407)
Interest expense, net	179	188	555	517
Income before income taxes	1,540	1,472	4,367	3,982
Income tax provision	237	135	737	936
Net income	1,303	1,337	3,630	3,045
Net income attributable to noncontrolling interests	(9)	(15)	(24)	(23)
Net income attributable to Medtronic	$1,294	$1,322	$3,606	$3,022
Basic earnings per share	$1.01	$0.99	$2.80	$2.27
Diluted earnings per share	$1.01	$0.99	$2.79	$2.27
Basic weighted average shares outstanding	1,282.4	1,329.7	1,286.7	1,330.1
Diluted weighted average shares outstanding	1,286.2	1,331.7	1,290.6	1,332.4
The data in the schedule above has been intentionally rounded to the nearest million.

MEDTRONIC PLC
GAAP TO NON-GAAP RECONCILIATIONS(1)
(Unaudited)

	Three months ended January 24, 2025
(in millions, except per share data)	Net Sales	Cost of Products Sold	Gross Margin Percent	Operating Profit	Operating Profit Percent	Income Before Income Taxes	Net Income attributable to Medtronic	Diluted EPS	Effective Tax Rate
GAAP	$8,292	$2,779	66.5%	$1,646	19.9%	$1,540	$1,294	$1.01	15.4%
Non-GAAP Adjustments:
Amortization of intangible assets	—	—	—	416	5.0	416	339	0.26	18.5
Restructuring and associated costs(2)	—	(4)	—	46	0.6	46	37	0.03	19.6
Acquisition and divestiture-related items(3)	—	(1)	—	28	0.3	28	23	0.02	17.9
Certain litigation charges, net	—	—	—	22	0.3	22	18	0.01	22.7
(Gain)/loss on minority investments(4)	—	—	—	—	—	68	52	0.04	22.1
Medical device regulations(5)	—	(8)	0.1	11	0.1	11	9	0.01	18.2
Certain tax adjustments, net	—	—	—	—	—	—	15	0.01	—
Non-GAAP	$8,292	$2,766	66.6%	$2,169	26.2%	$2,130	$1,787	$1.39	15.7%
Currency impact	104	61	(0.3)	(4)	(0.4)			(0.01)
Currency Adjusted	$8,396	$2,827	66.3%	$2,165	25.8%			$1.38

	Three months ended January 26, 2024
(in millions, except per share data)	Net Sales	Cost of Products Sold	Gross Margin Percent	Operating Profit	Operating Profit Percent	Income Before Income Taxes	Net Income attributable to Medtronic	Diluted EPS	Effective Tax Rate
GAAP	$8,089	$2,782	65.6%	$1,483	18.3%	$1,472	$1,322	$0.99	9.2%
Non-GAAP Adjustments:
Amortization of intangible assets	—	—	—	419	5.2	419	354	0.27	15.5
Restructuring and associated costs(2)	—	(12)	0.1	55	0.7	55	46	0.03	16.4
Acquisition and divestiture-related items(3)	—	(12)	0.1	58	0.7	58	52	0.04	10.3
(Gain)/loss on minority investments(4)	—	—	—	—	—	24	24	0.02	—
Medical device regulations(5)	—	(18)	0.2	26	0.3	26	21	0.02	19.2
Certain tax adjustments, net(6)	—	—	—	—	—	—	(92)	(0.07)	—
Non-GAAP	$8,089	$2,740	66.1%	$2,042	25.2%	$2,055	$1,728	$1.30	15.2%
See description of non-GAAP financial measures contained in the press release dated February 18, 2025.
(1)The data in this schedule has been intentionally rounded to the nearest million or $0.01 for EPS figures, and, therefore, may not sum.
(2)Associated costs primarily include salaries and wages for employees supporting the restructuring activities, consulting expenses, and asset write-offs.
(3)The charges primarily include business combination costs, changes in fair value of contingent consideration, and exit of business-related charges.
(4)We exclude unrealized and realized gains and losses on our minority investments as we do not believe that these components of income or expense have a direct correlation to our ongoing or future business operations.
(5)The charges represent incremental costs of complying with the new European Union (E.U.) medical device regulations for previously registered products and primarily include charges for contractors supporting the project and other direct third-party expenses. We consider these costs to be duplicative of previously incurred costs and/or one-time costs, which are limited to a specific time period.
(6)The net tax benefit primarily relates to a change in a Swiss Cantonal tax rate associated with previously established deferred tax assets from intercompany intellectual property transactions and the step up in tax basis for Swiss Cantonal purposes.

MEDTRONIC PLC
GAAP TO NON-GAAP RECONCILIATIONS(1)
(Unaudited)

	Nine months ended January 24, 2025
(in millions, except per share data)	Net Sales	Cost of Products Sold	Gross Margin Percent	Operating Profit	Operating Profit Percent	Income Before Income Taxes	Net Income attributable to Medtronic	Diluted EPS	Effective Tax Rate
GAAP	$24,610	$8,485	65.5%	$4,519	18.4%	$4,367	$3,606	$2.79	16.9%
Non-GAAP Adjustments:
Amortization of intangible assets	—	—	—	1,243	4.9	1,243	1,017	0.79	18.3
Restructuring and associated costs(2)	—	(24)	0.1	154	0.6	154	124	0.10	19.5
Acquisition and divestiture-related items(3)	—	(17)	—	15	0.1	15	3	—	73.3
Certain litigation charges, net	—	—	—	104	0.4	104	86	0.07	17.3
(Gain)/loss on minority investments(4)	—	—	—	—	—	41	14	0.01	61.0
Medical device regulations(5)	—	(27)	0.1	38	0.2	38	30	0.02	21.1
Other(6)	90	—	0.2	90	0.4	90	70	0.05	22.2
Certain tax adjustments, net(7)	—	—	—	—	—	—	49	0.04	—
Non-GAAP	$24,700	$8,417	65.9%	$6,162	24.9%	$6,051	$4,999	$3.87	17.0%
Currency impact	150	(72)	0.5	241	0.9			0.15
Currency Adjusted	$24,850	$8,345	66.4%	$6,403	25.8%			$4.02

	Nine months ended January 26, 2024
(in millions, except per share data)	Net Sales	Cost of Products Sold	Gross Margin Percent	Operating Profit	Operating Profit Percent	Income Before Income Taxes	Net Income attributable to Medtronic	Diluted EPS	Effective Tax Rate
GAAP	$23,775	$8,172	65.6%	$4,091	17.2%	$3,982	$3,022	$2.27	23.5%
Non-GAAP Adjustments:
Amortization of intangible assets	—	—	—	1,274	5.4	1,274	1,078	0.81	15.4
Restructuring and associated costs(2)	—	(43)	0.2	237	1.0	237	198	0.15	16.5
Acquisition and divestiture-related items(3)	—	(24)	0.1	165	0.7	165	149	0.11	9.7
Certain litigation charges, net	—	—	—	105	0.4	105	81	0.06	22.9
(Gain)/loss on minority investments(4)	—	—	—	—	—	113	109	0.08	4.4
Medical device regulations(5)	—	(60)	0.3	88	0.4	88	70	0.05	20.5
Certain tax adjustments, net(8)	—	—	—	—	—	—	282	0.21	—
Non-GAAP	$23,775	$8,046	66.2%	$5,961	25.1%	$5,965	$4,988	$3.74	16.0%
See description of non-GAAP financial measures contained in the press release dated February 18, 2025.
(1)The data in this schedule has been intentionally rounded to the nearest million or $0.01 for EPS figures, and, therefore, may not sum.
(2)Associated costs primarily include salaries and wages for employees supporting the restructuring activities, consulting expenses, and asset write-offs.
(3)The charges primarily include business combination costs, changes in fair value of contingent consideration, and exit of business-related charges. The nine months ended January 24, 2025, also include gains related to certain business or asset sales.
(4)We exclude unrealized and realized gains and losses on our minority investments as we do not believe that these components of income or expense have a direct correlation to our ongoing or future business operations.
(5)The charges represent incremental costs of complying with the new European Union (E.U.) medical device regulations for previously registered products and primarily include charges for contractors supporting the project and other direct third-party expenses. We consider these costs to be duplicative of previously incurred costs and/or one-time costs, which are limited to a specific time period.
(6)Reflects the recognition of incremental Italian payback accruals resulting from the two July 22, 2024 rulings by the Constitutional Court of Italy relating to certain prior years since 2015.
(7)Primarily relates to amortization of previously established deferred tax assets from intercompany intellectual property transactions.
(8)The net charge primarily relates to an income tax reserve adjustment associated with the June 2023, Israeli Central-Lod District Court decision and the establishment of a valuation allowance against certain net operating losses which were partially offset by a benefit from the change in a Swiss Cantonal tax rate associated with previously established deferred tax assets from intercompany intellectual property transactions and the step up in tax basis for Swiss Cantonal purposes.

MEDTRONIC PLC
GAAP TO NON-GAAP RECONCILIATIONS(1)
(Unaudited)

	Three months ended January 24, 2025
(in millions)	Net Sales	SG&A Expense	SG&A Expense as a % of Net Sales	R&D Expense	R&D Expense as a % of Net Sales	Other Operating (Income) Expense, net	Other Operating (Inc.)/Exp., net as a % of Net Sales	Other Non-Operating Income, net
GAAP	$8,292	$2,717	32.8%	$675	8.1%	$(5)	(0.1)%	$(72)
Non-GAAP Adjustments:
Acquisition and divestiture-related items(2)	—	(13)	(0.2)	—	—	(13)	(0.2)	—
Medical device regulations(3)	—	—	—	(3)	—	—	—	—
(Gain)/loss on minority investments(4)	—	—	—	—	—	—	—	(68)
Non-GAAP	$8,292	$2,704	32.6%	$672	8.1%	$(18)	(0.2)%	$(140)

	Nine months ended January 24, 2025
(in millions)	Net Sales	SG&A Expense	SG&A Expense as a % of Net Sales	R&D Expense	R&D Expense as a % of Net Sales	Other Operating (Income) Expense, net	Other Operating (Inc.)/Exp., net as a % of Net Sales	Other Non-Operating Income, net
GAAP	$24,610	$8,129	33.0%	$2,048	8.3%	$(38)	(0.2)%	$(403)
Non-GAAP Adjustments:
Restructuring and associated costs(5)	—	(10)	(0.1)	—	—	—	—	—
Acquisition and divestiture-related items(2)	—	(40)	(0.3)	—	—	42	0.2	—
Medical device regulations(3)	—	—	—	(10)	—	—	—	—
Other(6)	90	—	—	—	—	—	—	—
(Gain)/loss on minority investments(4)	—	—	—	—	—	—	—	(41)
Non-GAAP	$24,700	$8,078	32.7%	$2,038	8.3%	$4	—%	$(443)
See description of non-GAAP financial measures contained in the press release dated February 18, 2025.
(1)The data in this schedule has been intentionally rounded to the nearest million, and, therefore, may not sum.
(2)The charges primarily include business combination costs, changes in fair value of contingent consideration, exit of business-related charges, and gains related to certain business or asset sales. The nine months ended January 24, 2025, also include gains related to certain business or asset sales.
(3)The charges represent incremental costs of complying with the new European Union medical device regulations for previously registered products and primarily include charges for contractors supporting the project and other direct third-party expenses. We consider these costs to be duplicative of previously incurred costs and/or one-time costs, which are limited to a specific time period.
(4)We exclude unrealized and realized gains and losses on our minority investments as we do not believe that these components of income or expense have a direct correlation to our ongoing or future business operations.
(5)Associated costs primarily include salaries and wages for employees supporting the restructuring activities, consulting expenses, and asset write-offs.
(6)Reflects the recognition of incremental Italian payback accruals resulting from the two July 22, 2024 rulings by the Constitutional Court of Italy relating to certain prior years since 2015.

MEDTRONIC PLC
GAAP TO NON-GAAP RECONCILIATIONS(1)
(Unaudited)

	Nine months ended
(in millions)	January 24, 2025	January 26, 2024
Net cash provided by operating activities	$4,516	$4,010
Additions to property, plant, and equipment	(1,400)	(1,161)
Free Cash Flow(2)	$3,116	$2,849
See description of non-GAAP financial measures contained in the press release dated February 18, 2025.
(1)The data in this schedule has been intentionally rounded to the nearest million, and, therefore, may not sum.
(2)Free cash flow represents operating cash flows less property, plant, and equipment additions.

MEDTRONIC PLC
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in millions)	January 24, 2025	April 26, 2024
ASSETS
Current assets:
Cash and cash equivalents	$1,240	$1,284
Investments	6,682	6,721
Accounts receivable, less allowances and credit losses of $204 and $173, respectively	6,115	6,128
Inventories	5,610	5,217
Other current assets	2,865	2,584
Total current assets	22,513	21,935
Property, plant, and equipment, net	6,593	6,131
Goodwill	40,819	40,986
Other intangible assets, net	12,184	13,225
Tax assets	3,614	3,657
Other assets	4,250	4,047
Total assets	$89,973	$89,981
LIABILITIES AND EQUITY
Current liabilities:
Current debt obligations	$2,622	$1,092
Accounts payable	2,286	2,410
Accrued compensation	2,281	2,375
Accrued income taxes	1,125	1,330
Other accrued expenses	3,526	3,582
Total current liabilities	11,840	10,789
Long-term debt	23,985	23,932
Accrued compensation and retirement benefits	1,063	1,101
Accrued income taxes	1,485	1,859
Deferred tax liabilities	452	515
Other liabilities	1,533	1,365
Total liabilities	40,358	39,561
Commitments and contingencies
Shareholders’ equity:
Ordinary shares— par value $0.0001, 2.6 billion shares authorized, 1,283,266,154 and 1,311,337,531 shares issued and outstanding, respectively	—	—
Additional paid-in capital	20,910	23,129
Retained earnings	31,317	30,403
Accumulated other comprehensive loss	(2,839)	(3,318)
Total shareholders’ equity	49,387	50,214
Noncontrolling interests	228	206
Total equity	49,615	50,420
Total liabilities and equity	$89,973	$89,981

The data in this schedule has been intentionally rounded to the nearest million, and, therefore, may not sum.

MEDTRONIC PLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine months ended
(in millions)	January 24, 2025	January 26, 2024
Operating Activities:
Net income	$3,630	$3,045
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,021	1,993
Provision for credit losses	96	62
Deferred income taxes	(81)	(250)
Stock-based compensation	340	303
Other, net	14	265
Change in operating assets and liabilities, net of acquisitions and divestitures:
Accounts receivable, net	(184)	(140)
Inventories	(478)	(530)
Accounts payable and accrued liabilities	(157)	(253)
Other operating assets and liabilities	(685)	(485)
Net cash provided by operating activities	4,516	4,010
Investing Activities:
Acquisitions, net of cash acquired	(98)	(74)
Additions to property, plant, and equipment	(1,400)	(1,161)
Purchases of investments	(6,093)	(5,422)
Sales and maturities of investments	6,255	5,142
Other investing activities, net	(111)	(155)
Net cash used in investing activities	(1,447)	(1,670)
Financing Activities:
Change in current debt obligations, net	(1,070)	1,010
Issuance of long-term debt	3,209	—
Dividends to shareholders	(2,692)	(2,753)
Issuance of ordinary shares	400	206
Repurchase of ordinary shares	(2,961)	(510)
Other financing activities, net	96	(44)
Net cash used in financing activities	(3,018)	(2,091)
Effect of exchange rate changes on cash and cash equivalents	(95)	(170)
Net change in cash and cash equivalents	(44)	80
Cash and cash equivalents at beginning of period	1,284	1,543
Cash and cash equivalents at end of period	$1,240	$1,623

Supplemental Cash Flow Information
Cash paid for:
Income taxes	$1,515	$1,403
Interest	567	568

The data in this schedule has been intentionally rounded to the nearest million, and, therefore, may not sum.